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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-16342 and 33-18435; Form S-3 Nos. 333-06537, 33-98876 and
333-41641 of Sunshine Mining and Refining Company and in the related Prospectuses of our report dated February 26, 1999, with respect to the consolidated financial statements of Sunshine Mining and Refining Company included in the Annual Report (Form 10-K) for the year ended December 31, 1998.



                                                    ERNST & YOUNG LLP

Dallas, Texas
March 11, 1999